As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-189831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0314804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Enterprise, Suite 400

Aliso Viejo, California 92656

(949) 389-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith A. Katkin

President and Chief Executive Officer

30 Enterprise, Suite 400

Aliso Viejo, California 92656

(949) 389-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street

San Francisco, California 94105

Telephone: (415) 393-8373

Facsimile: (415) 374-8430

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement filed by Avanir Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), on Form S-3 (Registration No. 333-189831) filed with the SEC on July 5, 2013 (the “Registration Statement”), under which an indeterminate number of Shares were registered.

On January 13, 2015, pursuant to the Agreement and Plan of Merger, dated as of December 1, 2014, by and among the Registrant, Otsuka Pharmaceutical Co., Ltd., a Japanese joint stock company (“Parent”) and Bigarade Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Parent, Purchaser merged with and into the Registrant, with the Registrant surviving as the continuing corporation (the “Merger”). As a result of the Merger, the Registrant became a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any Shares registered pursuant to the Registration Statement that remain unsold as of the date hereof.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Aliso Viejo, State of California, on January 13, 2015.

Avanir Pharmaceuticals, Inc.

By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance, Chief Accounting Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.